Exhibit 10.4

CUMULUS MEDIA INC.

LONG-TERM INCENTIVE PLAN

CUMULUS MEDIA INC.

LONG-TERM INCENTIVE PLAN

I.	PURPOSE

The Cumulus Media Inc. Long-Term Incentive Plan is adopted effective June 4, 2018. The Plan is designed to attract, retain and motivate select Eligible Employees and Key Non-Employees of the Company and its Affiliates, and to reward them for making major contributions to the success of the Company and its Affiliates. These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.

The Awards may consist of:

1.	Incentive Options;

2.	Nonstatutory Options;

3.	Restricted Stock;

4.	Rights;

5.	Dividend Equivalents;

6.	Other Stock-Based Awards;

7.	Performance Awards; or

8.	Cash Awards;

or any combination of the foregoing, as the Committee may determine.

II.	DEFINITIONS

A. Affiliate means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

B. Award means the grant or sale to any Eligible Employee or Key Non-Employee of any form of Option, Restricted Stock, Right, Dividend Equivalent, Other Stock-Based Award, Performance Award, or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

C. Award Agreement means a written agreement entered into between the Company and a Participant under which an Award is granted and that sets forth the terms, conditions, and limitations applicable to the Award.

D. Board means the Board of Directors of the Company.

E. Cash Award means an Award of cash, subject to the requirements of Article XIII and such other restrictions not inconsistent with the Plan that the Committee deems appropriate or desirable.

F. Cause has the meaning set forth in Paragraph F of Article VII of this Plan.

G. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

H. Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist of not fewer than two (2) members of the Board, each member of which must be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan while serving on the Committee, unless the Board determines that the grant of such an Award satisfies the then-current Rule 16b-3 requirements under the Exchange Act.

I. Common Stock means the Class A common stock of the Company.

J. Company means Cumulus Media Inc., a Delaware corporation, and includes any successor or assignee entity or entities into which the Company may be merged, changed, or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

K. Disability or Disabled means a permanent and total disability as defined in Section 22(e)(3) of the Code.

L. Dividend Equivalent means an Award subject to the requirements of Article X.

M. Eligible Employee means an employee of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

N. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. References to any provision of the Exchange Act shall be deemed to include rules promulgated thereunder and successor provisions and rules thereto.

O. Fair Market Value means, if the Shares are listed on any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the closing sales price, if any, on the largest such exchange or on NASDAQ, as applicable, on the valuation date, or an average of trading days not to exceed thirty (30) days following the valuation date at the Committee’s discretion, or, if none, on the most recent trade date immediately prior to the valuation date provided that such trade date is no more than thirty

(30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted on NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported by the Electronic Quotation Service or OTC Markets Group, Inc. (or such equivalent reporting service), for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date provided that such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding two sentences, it shall be determined in good faith by the Committee.

P. Incentive Option means an Option that, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.

Q. Key Non-Employee means a Non-Employee Board Member, consultant, advisor or independent contractor of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

R. Non-Employee Board Member means a director of the Company who is not an employee of the Company or any of its Affiliates. For purposes of the Plan, a Non-Employee Board Member shall be deemed to include the employer or other designee of such Non-Employee Board Member, if the Non-Employee Board Member is required, as a condition of his or her employment, to provide that any Award granted hereunder be made to the employer or other designee.

S. Nonstatutory Option means an Option that, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code, or that subsequently fails to comply with the requirements of Section 422 of the Code.

T. Option means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.

U. Other Stock-Based Award means any other Award that is valued in whole or in part based upon the Fair Market Value of Common Stock.

V. Participant means an Eligible Employee or Key Non-Employee to whom one or more Awards are granted under the Plan.

W. Performance Award means an Award subject to the requirements of Article XII, and such performance conditions as the Committee deems appropriate or desirable.

X. Plan means the Cumulus Media Inc. Long-Term Incentive Plan, as amended from time to time.

Y. Restricted Stock means an Award made in Common Stock or denominated in units of Common Stock and delivered under the Plan, subject to the requirements of Article VIII, such other restrictions not inconsistent with the Plan that the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

Z. Right means a stock appreciation right delivered under the Plan, subject to the requirements of Article IX and as awarded in accordance with the terms of the Plan.

AA. Shares means the following shares of the capital stock of the Company as to which Options or Restricted Stock have been or may be granted under the Plan and upon which Rights, units of Restricted Stock, Dividend Equivalents, or Other Stock-Based Awards may be based: treasury or authorized but unissued Common Stock of the Company, or any shares of capital stock or securities into which the Shares are changed or for which they are exchanged within the provisions of Article XVIII of the Plan.

III.	SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Awards may be granted from time to time shall be two million, two hundred twenty-two thousand, two hundred twenty-three (2,222,223) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XVIII hereof). The aggregate number of Shares as to which Incentive Options may be granted from time to time shall be two million, two hundred twenty-two thousand, two hundred twenty-three (2,222,223) Shares (subject to adjustment for stock splits, stock dividends and other adjustments described in Article XVIII hereof).

Unless otherwise approved by the Company’s stockholders, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any Non-Employee Board Member shall not exceed such number of Shares having a Fair Market Value as of the date of grant equal to one million, two hundred thousand dollars ($1,200,000).

From time to time, the Committee and/or appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and/or stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that are forfeited, are terminated (or surrendered voluntarily without payment) or expire unexercised shall immediately become available for Awards. In addition, if the exercise price of any Award is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan.

IV.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting Awards to himself or herself under the Plan, other than as applies to the Participants or a class of similarly situated Participants as a whole. The Board shall have the authority to remove or replace any member of, and to fill any vacancy on, the Committee upon notice to the Committee and the affected member, if any. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of the Plan, the Committee is authorized to:

A. Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable to the administration of the Plan;

B. Determine which employees of the Company or an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Awards;

C. Determine the Key Non-Employees to whom Awards, other than Incentive Options for which Key Non-Employees shall not be eligible, shall be granted;

D. Determine whether an Option to be granted shall be an Incentive Option or Nonstatutory Option;

E. Determine the number of Shares for which an Option, Restricted Stock or Other Stock-Based Award shall be granted;

F. Determine the number of Rights, Cash Awards or Performance Awards to be granted;

G. Provide for the acceleration of the right to exercise or vest into any Award; and

H. Specify the terms, conditions, and limitations upon which Awards may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as “incentive stock options” within the meaning of Section 422 of the Code. Notwithstanding anything in this Plan to the contrary, no Award shall vest or become exercisable over a period of less than one (1) year unless otherwise set forth in an Award Agreement.

If permitted by applicable law, and in accordance with any such law, the Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act. Any such delegations by the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

The Committee shall have the authority to provide in any Award Agreement for the conditions and circumstances under which Awards shall be forfeited.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or any Award Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. No determination shall be subject to de novo review if challenged in court.

V.	ELIGIBILITY FOR PARTICIPATION

Awards may be granted under this Plan only to Eligible Employees and Key Non-Employees of the Company or its Affiliates. The foregoing notwithstanding, each Participant receiving an Incentive Option must be an Eligible Employee of the Company or of an Affiliate at the time the Incentive Option is granted.

The Committee may, at any time and from time to time, grant one or more Awards to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares, if applicable, to be subject to each Award so granted; provided, however, that no Incentive Option shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company and the approval of the Plan by the stockholders of the Company, and provided further that the Fair Market Value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive stock option plan of the Company or an Affiliate) shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that the Fair Market Value of such Shares exceeds One Hundred Thousand Dollars ($100,000), the Shares subject to Option in excess of One Hundred Thousand Dollars ($100,000) shall, without further action by the Committee, automatically be converted to Nonstatutory Options.

Notwithstanding any of the foregoing provisions, (i) the Committee may authorize the grant of an Award to a person not then in the employ of, or engaged by, the Company or of an Affiliate, conditioned upon such person’s becoming eligible to be granted an Award at or prior to the execution of the Award Agreement evidencing the actual grant of such Award; and (ii) if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the Committee may authorize the grant of an Award under this Plan to a person who resides in the State of California only if such grant meets the requirements of Section 25102(o) of the California Securities Law, to the extent applicable.

VI.	AWARDS UNDER THIS PLAN

As the Committee may determine, the following types of Awards may be granted under the Plan on a stand-alone, combination, or tandem basis. The Committee may from time to time grant any such Award for such consideration as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Award is granted (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance), and subject further to the general provisions of the Plan and the specific rules set forth herein.

A. Incentive Option

An Incentive Option is an Award in the form of an Option that complies with the requirements of Section 422 of the Code.

B. Nonstatutory Option

A Nonstatutory Option is an Award in the form of an Option that shall not be intended to, or has otherwise failed to, comply with the requirements of Section 422 of the Code.

C. Restricted Stock

Restricted Stock is an Award in Shares of Common Stock or denominated in units of Common Stock, subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance.

D. Stock Appreciation Right

A stock appreciation right is an Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.

E. Dividend Equivalents

A Dividend Equivalent is an Award in the form of, and based upon the value of, dividends on Shares.

F. Other Stock-Based Awards

An Other Stock-Based Award is an Award that is valued in whole or in part by reference to, or is otherwise based upon, the Fair Market Value of Shares.

G. Performance Awards

A Performance Award is an Award that is subject to performance conditions specified by the Committee, including, but not limited to, continuous service with the Company and/or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance.

H. Cash Awards

A Cash Award is an Award denominated in cash, with the eventual payment subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement.

Each Award under the Plan shall be evidenced by an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Award is granted. Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award. Except for the setting of the Option price under Paragraph A of Article VII below with respect to Options granted hereunder, no Award shall be granted, and no purported grant of any Award shall be effective, until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant.

VII.	TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND NONSTATUTORY OPTIONS

A. Option Price

In the case of an Incentive Option granted to a Participant who owns, directly or by reason of the applicable attribution rules, ten percent (10%) or less of the total combined voting power of all classes of stock of the Company, and in the case of a Nonstatutory Option, the Option price per share of the Shares covered by each such Incentive Option or Nonstatutory Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

B. Number of Shares

Each Option shall state the number of Shares to which it pertains.

C. Term of Option

Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article VII to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided. The Committee shall determine at the time of grant and set forth in the applicable Award Agreement the time at which a Nonstatutory Option shall terminate.

D. Date of Exercise

Upon the authorization of the grant of an Option, the Committee may, subject to the provisions of Paragraph C of this Article VII, prescribe in the applicable Award Agreement the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, and/or upon the attainment of stated goals. It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company.

E. Medium of Payment

The Option price shall be payable upon the exercise of the Option, as set forth in Paragraph I. It shall be payable in such form (as permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article IV of the Plan, or in the particular Award Agreement, provide.

F. Termination of Employment

1. A Participant who ceases to be an employee and Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for Cause, as defined in subparagraph (2) below, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within three (3) months (or such other period of time as the Committee may determine at the time of grant and set forth in the applicable Award Agreement, not to exceed three (3) months in the case of an Incentive Option) after such date, subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable. A Participant’s employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

2. A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for Cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, “Cause” shall be as defined in any employment or other agreement between the Participant and the Company (or an Affiliate) or, if there is no such agreement or definition therein, Cause shall mean (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) a Participant’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; (iii) the Participant’s gross negligence or the Participant’s willful misconduct in the performance of his or her duties to the Company and its Affiliates, or a willful failure to perform his or her duties (other than due to physical illness or incapacity); or (iv) any material violation of any material restriction to which the Participant is subject from time to time regarding the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect, or merger or acquisition target, or regarding competition with the Company or an Affiliate pursuant to any non-competition obligations to which the Participant is subject from time to time. A Participant who ceases to be an employee or Key Non-Employee of the Company or an Affiliate for reasons other than Cause at a time when grounds for Cause exist shall be deemed terminated for Cause for purposes of the Plan. The determination of the Committee as to the existence of Cause shall be conclusive and binding upon the Participant and the Company.

3. Except as the Committee may otherwise expressly provide or determine (consistent with Section 422 of the Code, if applicable), a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by the Company or by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate. For purposes of Incentive Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract (or the Committee approves such longer leave of absence, in which event the Incentive Option held by the Participant shall be treated for tax purposes as a Nonstatutory Option on the date that is six (6) months following the first day of such leave).

4. Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee and Key Non-Employee of the Company or of an Affiliate for any reason other than Disability, death, or termination for Cause, and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article VII shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant’s estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be an employee and Key Non-Employee of the Company or an Affiliate, or, in the event of death, within twelve (12) months after the date of such Participant’s death.

G. Total and Permanent Disability

A Participant who ceases to be an employee and Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant’s service ceases.

A Disabled Participant, or his or her estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months (or such longer period as may be set forth in the Participant’s Award Agreement) after the date that the Participant’s service ceases or, if earlier, within the originally prescribed term of the Option.

H. Death

In the event that a Participant to whom an Option has been granted ceases to be an employee and Key Non-Employee of the Company or of an Affiliate by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative within twelve (12) months (or such longer period as may be set forth in the Participant’s Award Agreement) after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

I. Exercise of Option and Issuance of Stock

Options shall be exercised by giving written notice to the Company. Such written notice shall (i) be signed by the person exercising the Option, (ii) state the number of Shares with respect to which the Option is being exercised (the “Option Shares”), (iii) contain the warranty required by Paragraph M of this Article VII, if applicable, and (iv) specify a date (other than a Saturday, Sunday or legal holiday) not more than ten (10) days after the date of such written notice, as the date on which the Option Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any blackout limitations, or with laws or regulations that require the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee. In the event of any failure to pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

If approved in advance by the Committee, and subject to compliance with the Sarbanes-Oxley Act of 2002 or the requirements of any applicable securities laws, payment in full or in part may also be made (i) by delivering Shares, or by attestation of Shares, that have a total Fair Market Value on the date of such delivery equal to the Option price and provided that accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain Shares that would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called “cashless” exercise); or (v) by any combination of the foregoing.

J. Rights as a Stockholder

No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares that have been registered in the Company’s share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

K. Assignability and Transferability of Option

Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant’s lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process, and any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

L. Other Provisions

The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

M. Purchase for Investment

If Shares to be issued upon exercise of an Option shall not have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. The person who exercises such Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other related representations, warranties, acknowledgments, and/or affirmations, if any, as the Committee may require to comply with the requirements of the Securities Act of 1933 or an exemption from registration thereunder. In such event, the person acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) (if any) evidencing his or her Option Shares issued pursuant to such exercise.

“The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available.”

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

VIII.	TERMS AND CONDITIONS OF RESTRICTED STOCK

A. If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged, or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, absent Committee approval, prior to six (6) months from the date of the Award. Stock certificates issued by the Company with respect to Shares of Restricted Stock shall bear the same or similar legend as set forth in Paragraph M of Article VII.

B. Restricted Stock issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required therefor, and such other provisions as the Committee shall determine.

C. Subject to the provisions of Paragraphs A and D hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of such Shares and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution, or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

D. Shares of Restricted Stock or units of Restricted Stock awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or units of Restricted Stock sold to a Participant pursuant to the Plan may, at the Company’s option, be repurchased by the Company for an amount equal to the price paid therefor, and in either case, such Shares of Restricted Stock or units of Restricted Stock shall revert to the Company, if the Company so determines in accordance with any condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

E. The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock awarded under the Plan.

F. Any Restricted Stock denominated in units of Common Stock, if not previously forfeited, shall be payable in accordance with Article XV at the time set forth in the Award Agreement.

G. The Committee may prescribe in an Award Agreement such other restrictions, conditions, and terms applicable to Restricted Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan, including, without limitation, terms providing for the vesting of the Award.

IX.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

A. Rights may be granted, if at all, either on a stand-alone basis, or in connection with another Award. At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Paragraph B below, provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the Board.

B. Upon exercise of a Right, which shall, absent Committee approval, be not less than six (6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Article XV, and as soon as practicable after exercise, an amount equal to the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

C. Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in Paragraph A to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company’s obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the number of Shares, if any, received by the Participant upon such cancellation in accordance with Article XV.

D. A Right may be exercised only by the Participant (or, if applicable under Article XIV, by a legatee or legatees of such Right, or by the Participant’s executors, personal representatives, or distributees).

X.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENTS

An Award of Dividend Equivalents shall entitle the Participant to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a stand-alone basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

XI.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS

Other Stock-Based Awards shall be in such form, and subject to such restrictions and conditions and other terms, as the Committee may specify in the Award Agreement at the time the Other Stock-Based Award is granted, subject to the general provisions of the Plan, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted on a stand-alone basis or in connection with any other Awards granted under the Plan.

XII.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

A. The Committee may use business criteria and/or other measures of performance as it deems appropriate in establishing any performance conditions applicable to Performance Awards (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates, and/or other measurements of Company or Affiliate performance).

B. Any Performance Award will be forfeited upon the occurrence or non-occurrence of one or more events as set forth in the applicable Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the time period over which the performance conditions are to be measured.

C. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee in the Award Agreement.

D. Settlement of Performance Awards may be in cash or Shares, or other property, in the discretion of the Committee.

XIII.	TERMS AND CONDITIONS OF CASH AWARDS

A. Any Cash Award will be forfeited upon the occurrence or non-occurrence of one or more events as set forth in the applicable Award Agreement, or, alternatively, if the Participant’s employment or engagement with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.

B. Any Cash Award, if not previously forfeited, shall be payable in accordance with Article XV on or about March 15 of the fiscal year immediately following the fiscal year during which the goals are attained, and in no event later than December 31 of such year.

C. The Committee may prescribe in an Award Agreement such other restrictions, conditions, and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

XIV.	TERMINATION OF EMPLOYMENT OR SERVICE

Except as may otherwise be (i) provided in Article VII for Options, (ii) provided for under the Award Agreement with respect to any Award, or (iii) permitted pursuant to Paragraphs A through C of this Article XIV (subject to the limitations under the Code for Incentive Options), if the employment or service of a Participant terminates, all then-unvested Awards held by such Participant shall be canceled immediately.

A. Retirement under a Company or Affiliate Retirement Plan

When a Participant’s employment or service terminates as a result of retirement as defined under a Company or Affiliate tax-qualified retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.

B. Termination in the Best Interests of the Company or an Affiliate

When a Participant’s employment or service with the Company or an Affiliate terminates and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and/or (ii) permit the exercise, vesting, and payment of such Awards for such period as may be set forth in the applicable Award Agreement.

C. Death or Disability of a Participant

1. In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have the period ending on the earlier of (i) the expiration date specified in the Award Agreement and (ii) the expiration date specified in Paragraph F.4 or H of Article VII, as applicable, within which to receive or exercise any outstanding Awards subject to exercise that are held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass to beneficiaries so designated by the Participant, or if no such beneficiaries are designated, by will or the laws of descent and distribution. Awards so passing shall be paid and/or may be exercised at such times and in such manner as if the Participant were living.

2. If a Participant is Disabled, and subject to the limitations of Paragraph F.4 or G of Article VII, as applicable, Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.

3. Upon or after the death or Disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in Award Agreements; (ii) accelerate any or all installments and rights; and/or (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant or the Participant’s estate, beneficiaries or representative.

XV.	PAYMENT OF RESTRICTED STOCK, RIGHTS, OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND CASH AWARDS

Payment of Restricted Stock, Rights, Other Stock-Based Awards, Performance Awards and Cash Awards may be made, as the Committee shall specify in any Award Agreement, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the corresponding fraction of the Fair Market Value of one (1) Share of Common Stock at the time of payment.

XVI.	WITHHOLDING

Except as otherwise provided by the Committee in an Award Agreement,

A. the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the maximum federal, state, and local taxes required or permitted by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

B. in the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to such withholding obligation. All elections shall be made in writing and signed by the Participant.

XVII.	SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act, and (iii) Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Code Section 409A or damages for failing to comply with Section 409A. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 409A), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 409A) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then-current Rule 16b-3 requirements.

XVIII.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity by reason of any reorganization, merger, consolidation (or similar corporate transaction), or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividends payable in capital stock, or upon any extraordinary cash dividend made with respect to the Common Stock, or the like, the Company shall make adjustments to such Awards (including, by way of example and not by way of limitation, the grant of substitute Awards under the Plan or under the plan of such other entity or the suspension of the right to exercise an Award for a specified period of time in connection with a corporate transaction) as it may determine to be equitable under the circumstances, and, in addition, equitable adjustments shall be made in the number and kind of shares or securities and in the option price per share or security subject to outstanding Awards under the Plan or under the plan of such successor entity. The foregoing notwithstanding, unless the Committee determines otherwise, no such adjustment shall be made to an Option that, within the meaning of Sections 424 and 409A of the Code, as applicable, constitutes a modification, extension, or renewal of an option as to cause it to be considered as the grant of a new option.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Award in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or (ii) a sale or exchange of all or any portion of the Company’s assets or equity securities. Alternatively, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following in the event of any merger, consolidation, recapitalization, sale of all or any portion of the Company’s assets or capital stock, including but not limited to a “going-private” transaction: (i) the assumption of the Plan and outstanding Awards by the surviving entity or its parent; (ii) the substitution by the surviving entity or its parent of awards with substantially the same terms for such outstanding Awards; (iii) notice to the holders of vested and exercisable Options and Rights of their ability to exercise vested and exercisable Options and Rights effective contingent upon and immediately prior to such transaction followed by the cancellation of all unexercised Options and Rights (whether or not then vested and exercisable); (iv) settlement of the intrinsic value of the outstanding vested Options and Rights in cash or cash equivalents or equity followed by the cancellation of all Options and Rights (whether or not then vested or exercisable); and (v) cancellation of all unvested or unexercisable Awards; provided, however, that in connection with an assumption or substitution of Awards under clause (i) or (ii) above, the Awards so assumed or substituted shall continue to vest or become exercisable pursuant to the terms of the original Award, except to the extent that such terms are otherwise rendered inoperative. In connection with any such transaction, each Participant shall, to the extent so provided under the definitive transaction agreement, (i) be subject to any earn-outs, purchase price adjustments, holdbacks, escrows and other contingent payments on the terms set forth in the definitive transaction agreement, (ii) be subject to all indemnification and other obligations of the Company’s equityholders in connection with such transaction, (iii) be bound by the appointment of any equityholder representative who shall represent the Company’s equityholders under the definitive transaction agreement as the representative, agent, proxy, and attorney-in-fact for the Participant, with the power and authority to act on the Participant’s behalf with respect to the definitive transaction agreement, and (iv) execute such additional agreements or documentation, if any, as may be required under the definitive transaction agreement to reflect the foregoing or the treatment of the Participant’s Awards, including without limitation, letters of transmittal or cash-out agreements.

Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effectuated. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

XIX.	DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article XVIII applies, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has not otherwise become exercisable as of the date immediately prior to such dissolution or liquidation.

XX.	TERMINATION OF THE PLAN

The Plan shall terminate ten (10) years from the earlier of the date of its adoption by the Board and the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that no termination of the Plan (whether early or pursuant to the immediately preceding sentence) shall affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Award Agreement and (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

XXI.	AMENDMENT OF THE PLAN AND AWARDS

The Plan may be amended by the Board, and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, or the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval. Further, no amendment to the Plan that reduces the Option exercise price below that provided for in Article VII of the Plan shall be effective unless it is approved by the stockholders of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment to the terms of any Award or to the Plan shall (a) impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Article XVIII, reduce the exercise price of outstanding Options or Rights or cancel or amend outstanding Options or Rights for the purpose of repricing, replacing, or regranting such Options or Rights with an exercise price that is less than the exercise price of the original Options or Rights or cancel or amend outstanding Options or Rights with an exercise price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or Rights for cash or any other Awards without stockholder approval. Notwithstanding anything herein to the contrary, the Committee may amend the terms of any Award theretofore granted if the Committee, in its discretion, determines that such amendment is necessary to comply with the requirements of Section 409A of the Code, the rules of any stock exchange or automated quotation systems on which the Shares may be listed or traded, or changes in tax or other applicable laws or regulatory requirements.

XXII.	EMPLOYMENT RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant’s employment with the Company or an Affiliate.

XXIII.	INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification that they may have as directors or as members of the Committee, the members of the Committee shall, to the extent permitted by the laws of the State of Delaware, be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided that such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XXIV.	UNFUNDED PLAN

The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any cash, Common Stock, or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

XXV.	MITIGATION OF EXCISE TAX

To the extent provided for in the Award Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XXV), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is necessary shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XXVI.	EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board, provided that the adoption of the Plan shall be subject to the approval of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulations, or the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit the Plan to its stockholders for approval.

XXVII.	RECOVERY

If the Company is or becomes subject to regulations or listing standards adopted pursuant to Section 10D of the Exchange Act, then each Award granted pursuant to the Plan, each Share acquired pursuant to the Plan, and all proceeds in respect of any such Awards or Shares shall be subject to any “clawback” or similar policy of the Company adopted pursuant to such regulations or listing standards that may be in effect from time to time, whether before or after the grant, exercise or settlement of such Awards or Shares.

XXVIII.	FOREIGN JURISDICTIONS

To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.

XXIX.	DEFERRAL OF AWARDS

At the time of the grant of an Award, the Company may permit a Participant to elect to:

(a)	have cash that would otherwise be paid to such Participant as a result of the exercise of an Award credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b)	have Shares that would otherwise be delivered to such Participant as a result of the exercise of an Award converted into an equal number of Rights; or

(c)	have Shares that would otherwise be delivered to such Participant as a result of the exercise of an Award converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of the Shares as of the date on which they would otherwise have been delivered to such Participant.

A deferred compensation account established under this Article XXIX may be credited with interest or other forms of investment return, as determined by the Committee and shall be subject to compliance with Section 409A of the Code. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral of Awards is permitted or required, the Committee may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article XXIX.

XXX.	GOVERNING LAW

This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

XXXI.	STATUTE OF LIMITATIONS

If a Participant believes that the Committee has not followed his or her directions, or the Participant believes that he or she has a claim against the Plan, the Company or the Committee under the terms of the Plan and/or any applicable Award Agreement, the Participant must file a written claim with the Committee within twenty-four (24) months after the direction was allegedly made.

Adopted this 4th day of June 2018.